Exhibit 10.32
Schedule Identifying Similar Allonges

Certain lenders of debt that was outstanding as of the dates set forth below have agreed to extend the respective maturity dates of their loans until June 30, 2006, except as otherwise indicated, pursuant to Allonges substantially similar to the Form of Allonge set forth in Exhibit 10.31.

Date of Issuance	Amount	Original Maturity Date
November 7, 2003	$25,000	November 7, 2004
February 3, 2004	$25,000	February 3, 2005
February 7, 2004	$25,000	February 7, 2005
February 9, 2004	$25,000	February 9, 2005
March 22, 2004	$25,000	March 22, 2005
March 23, 2004	$75,000	March 23, 2005
March 23, 2004	$25,000	March 23, 2005
May 28, 2004	$50,000	May 28, 2005
May 31, 2004	$10,000	May 31, 2005
June 10, 2004	$15,000	June 10, 2005
June 25, 2004	$500,000	June 25, 2005
August 16, 2005	$45,000	September 16, 2005(1)

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(1)    Extended until December 30, 2005